10.74 June 20, 2013 Second Amendment to Divestment Agreement regarding Stock Sale and Purchase Agreement between CUI Global, Inc. and Kunio Yamagish *et al,* dated July1, 2009.

**AMENDMENT NUMBER 2 TO
DIVESTMENT AGREEMENT REGARDING
STOCK SALE AND PURCHASE AGREEMENT
BETWEEN CUI GLOBAL, INC. (formerly: WAYTRONX, INC),
KUNIO YAMAGISH AND OTHERS ON JULY 1, 2009**

WHEREAS the Parties hereto, CUI GLOBAL, INC. (formerly known as WAYTRONX, INC. ("CUI GLOBAL"), on the one hand, and KUNIO YAMAGISHI (hereinafter collectively: "Purchaser"), on the other hand, entered into a Stock Sale and Purchase Agreement on July 1, 2009 ("the Agreement");

WHEREAS under the terms of the original Agreement, Purchasers were to re-acquire one hundred percent (100%) of CME effective July 1, 2011;

WHEREAS under the terms of the Agreement, Purchasers executed a Promissory Note in the amount of SIX HUNDRED SEVENTEEN THOUSAND NINE HUNDRED AND SEVENTY-FIVE DOLLARS AND FORTY-EIGHT CENTS ($617,975.48);

WHEREAS under the terms of the Agreement, the Promissory Note had a Five (5) year term – due and payable on or before July 1, 2016, an annualized interest rate of four percent (4%) and a set monthly payment schedule.

WHEREAS under the terms of Amendment Number 1 to the Agreement, the payment schedule was modified as follows:

a. Payments February 2012 through December 2012 - $5,000.00 per month;
b. Payments January 2013 through December 2013 - $5,000.00 per month;
c. Payments January 2014 through due date to be set in 2013, but to be not less than $5,000.00 per month;
d. Balloon payment representing the entire balance due on or before July 1, 2016.

WHEREAS the Parties have agreed to modify certain provisions of the Promissory Note payment schedule;

THE PARTIES therefore agree as follows:

2. This Amendment is entered into pursuant to mutual agreement of the Parties.
3. This Amendment modifies ***only*** the securitization of the note receivable and that at CUI's sole discretion and initiation or following the death or complete disability of Kunio Yamagishi, secured assets shall be exchanged for the full settlement of the remaining note receivable balance provided the secured assets continue to perform as they have through May 31, 2013.

4. Upon full execution of this Amendment, the Parties agree that the note shall be secured against:
    a. ~~Certain~~ Those certain assets of Comex Electronics, which ~~is~~ are 100% owned by Kunio Yamagishi, including:
        i. The meters inventory; and,
        ii. The rights to manufacture the meters (*i.e.,* own the manufacturing operations and know-how, but ~~(~~not the facility or equipment~~)~~)

This document consists of two (2) pages, including the following signature page and is dated this 20th day of June 2013.

AGREED TO AND ACCEPTED:

PURCHASERS

By: Kunio Yamagishi
Title: Managing Director

CUI GLOBAL, INC.

By: William J. Clough
Title: President & CEO